Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents how the combined financial statements of Renasant Corporation (“Renasant”) and Brand Group Holdings, Inc. (“Brand”) may have appeared had their businesses actually been combined at the dates presented. This information is based on the separate historical financial statements of Renasant and Brand after giving effect to the merger with Brand and the issuance of Renasant common stock and cash payments in connection therewith, Renasant’s acquisition of Metropolitan Bancgroup, Inc. (“Metropolitan”) (which was completed on July 1, 2017), as well as the assumptions and adjustments described in the explanatory notes accompanying the unaudited pro forma condensed combined financial statements. Under the terms of the merger agreement between Renasant and Brand, on September 1, 2018 Brand merged with and into Renasant, with Renasant the surviving corporation. Upon completion of the merger, each share of Brand common stock was converted into the right to receive 31.72 shares of Renasant common stock and $74.57 in cash.
The unaudited pro forma condensed combined balance sheet information gives effect to the merger with Brand as if it occurred on June 30, 2018. The unaudited pro forma condensed combined income statement information for the six months ended June 30, 2018 and for the year ended December 31, 2017 gives effect to the merger with Brand and the merger with Metropolitan as if they had been completed on January 1, 2017. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Brand merger or the Metropolitan merger and, with respect to the income statements only, expected to have a continuing impact on the consolidated company’s results of operations.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles in the United States, with Renasant treated as the acquiror. The unaudited pro forma adjustments relating to the Brand merger, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.
A final determination of the fair values of Brand’s assets and liabilities will be based on the actual net tangible and intangible assets of Brand that exist as of the date of completion of the transaction. Additionally, Renasant is finalizing the fair value of certain assets and liabilities acquired in the Brand merger. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented below and could result in a material change in amortization of acquired intangible assets.
As part of the integration of the operations of Renasant and Brand following the completion of the merger, nonrecurring charges, such as costs associated with systems implementation, severance and other costs related to exit or disposal activities, have been incurred. Renasant is not currently able to determine the full extent of the timing, nature and amount of these charges, but the operations of the combined company after the merger have been affected by these charges. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they would be nonrecurring in nature. In addition, the unaudited pro forma adjustments do not reflect any nonrecurring or unusual restructuring charges that have been or may subsequently be incurred as a result of the integration of the two companies or any anticipated disposition of assets that has resulted or may subsequently result from such integration. Transaction-related expenses estimated at approximately $33.5 million are not included in the unaudited pro forma condensed combined income statements.
As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the actual amounts recorded as of the completion of the Brand merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of, among other factors:

•	net cash used or generated in Brand’s operations between the signing of the merger agreement and completion of the merger;

•
other changes in Brand’s net assets that occur prior to completion of the merger (including, without limitation, the ultimate resolution of all of the Special Assets and the sale or dissolution of Brand Mortgage Group, LLC (“Brand Mortgage”) (occurred as of November 1, 2018)); and

Exhibit 99.3

•	changes in the financial results of the combined company, which could change the future discounted cash flow projections.
In addition to the above factors that might affect the combined companies’ results of operations, this information does not consider or account for any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger with Brand (as well as the Metropolitan merger) been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
Renasant’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included in Renasant’s Annual Report on Form 10-K for the year ended December 31, 2017;

•	Brand’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, attached as Exhibit 99.1 to this Form 8-K/A;

•
Renasant’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2018, included in Renasant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

•	Brand’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2018, attached as Exhibit 99.2 to this Form 8-K/A;

•
Renasant’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2018, included in Renasant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018;

•
Renasant’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2018, included in Renasant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018;

•	other information pertaining to Renasant contained in previous filings with the Securities and Exchange Commission.

Exhibit 99.3

Renasant Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands)

	As of June 30, 2018
			Related Transaction Adjustments
	Renasant Corporation	Brand GroupHoldings, Inc.	Brand Mortgage	Brand Special Assets	Brand Group Holdings, Inc.	Purchase Accounting Adjustments	Pro Forma Company
	(as reported)	(as reported)	(see Note 1)	(see Note 1)	(adjusted)	(see Note 1)	(combined)
Assets
Cash and due from banks	$292,952	$108,108	$(13,210)	$40,701	$135,599	$ (39,934)(a)	$388,617
Securities	1,088,779	213,620	—	—	213,620	(1,354)(b)	1,301,045
Loans held for sale	245,046	71,128	(68,687)	—	2,441	—	247,487
Loans, net of unearned income	7,767,657	1,727,896	30,381	(34,063)	1,724,214	(31,875)(c)	9,459,996
Allowance for loan losses	(47,355)	(15,776)	—	—	(15,776)	15,776(d)	(47,355)
Net loans	7,720,302	1,712,120	30,381	(34,063)	1,708,438	(16,099)	9,412,641
Premises and equipment	186,568	20,439	(3,029)	—	17,410	1,621(e)	205,599
Other real estate owned	13,704	6,638	—	(6,638)	—	—	13,704
Goodwill	611,046	—	—	—	—	311,164(f)	922,210
Core deposit intangibles	21,265	—	—	—	—	27,354(g)	48,619
Bank-owned life insurance	177,973	39,809	—	—	39,809	—	217,782
Net deferred tax assets	30,139	19,772	501	—	20,273	(1,029)(h)	49,383
Other assets	156,701	50,160	10,129	—	60,289	(35)(i)	216,955

Total assets	$10,544,475	$2,241,794	$(43,915)	$ —	$2,197,879	$281,688	$13,024,042

Liabilities and shareholders’ equity
Liabilities
Non-interest bearing	$1,888,561	$396,813	$ —	$ —	$396,813	$ —	$2,285,374
Interest bearing	6,492,159	1,401,804	—	—	1,401,804	1,367(j)	7,895,330

Total deposits	8,380,720	1,798,617	—	—	1,798,617	1,367	10,180,704
Trust preferred securities	86,155	23,713	—	—	23,713	(516)(k)	109,352
Subordinated debt	114,044	29,818	—	—	29,818	3,752(l)	147,614
Other borrowings	320,548	187,454	(37,454)	—	150,000	14(m)	470,562
Other liabilities	84,340	23,326	(6,461)	—	16,865	21,418(n)	122,623

Total liabilities	8,985,807	2,062,928	(43,915)	—	2,019,013	26,035	11,030,855
Shareholders’ Equity
Common stock	249,951	3	—	—	3	46,530(o)	296,484
Surplus	897,817	177,321	—	—	177,321	210,665(p)	1,285,803
Retained earnings	448,475	10,671	—	—	10,671	(10,671)(p)	448,475
Treasury stock, at cost	(17,523)	(4,572)	—	—	(4,572)	4,572(p)	(17,523)
Accumulated other comprehensive income	(20,052)	(4,557)	—	—	(4,557)	4,557(p)	(20,052)

Total shareholders’ equity	1,558,668	178,866	—	—	178,866	255,653	1,993,187
Total liabilities and shareholders’ equity	$10,544,475	$2,241,794	$(43,915)	$ —	$2,197,879	$281,688	$13,024,042
Certain historical amounts for Brand have been reclassified to ensure consistency and comparability of pro forma amounts. The reclassifications had no impact on total assets, total liabilities or total shareholders’ equity.

Exhibit 99.3

Renasant Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Income Statements
(In thousands, except per share and share data)

		Six months ended June 30, 2018
			Related Transaction Adjustments
	Renasant Corporation	Brand Group Holdings, Inc.	Brand Mortgage	Brand Special Assets	Brand Group Holdings, Inc.	Purchase Accounting Adjustments	Pro Forma Company
	(as reported)	(as reported)	(see Note 1)	(see Note 1)	(adjusted)	(see Note 1)	(combined)
Interest income
Loans	$192,774	$48,964	$(1,410)	$ —	$47,554	$3,331(a)	$243,659
Taxable Securities	9,694	2,598	—	—	2,598	(55)(b)	12,237
Tax-exempt Securities	3,334	24	—	—	24	—	3,358
Other	1,152	847	—	—	847	—	1,999
Total interest income	206,954	52,433	(1,410)	—	51,023	3,276	261,253
Interest expense
Deposits	18,978	6,444	—	—	6,444	(440)(c)	24,982
Borrowings	6,347	4,083	(694)	—	3,389	(510)(d)	9,226
Total interest expense	25,325	10,527	(694)	—	9,833	(950)	34,208
Net interest income	181,629	41,906	(716)	—	41,190	4,226	227,045
Provision for loan losses	3,560	7,000	—	—	7,000	—	10,560
Net interest income after provision for loan losses	178,069	34,906	(716)	—	34,190	4,226	216,485
Noninterest income
Service charges on deposit accounts	16,744	2,091	—	—	2,091	—	18,835
Fees and commissions	11,602	237	—	—	237	—	11,839
Insurance commissions	4,115	—	—	—	—	—	4,115
Wealth management revenue	6,708	59	—	—	59	—	6,767
Mortgage banking income	23,799	14,860	(14,860)	—	—	—	23,799
Net gain on sales of securities	—	—	—	—	—	—	—
BOLI income	2,140	716	—	—	716	—	2,856
Other	4,426	(502)	(41)	—	(543)	—	3,883
Total noninterest income	69,534	17,461	(14,901)	—	2,560	—	72,094
Noninterest expense
Salaries and employee benefits	100,794	26,653	(11,520)	—	15,133	—	115,927
Data processing	8,844	1,298	—	—	1,298	—	10,142
Net occupancy and equipment	19,627	4,093	(1,124)	—	2,969	(168)(e)	22,428
Other real estate owned	889	10,569	—	(10,566)	3	—	892
Professional fees	4,314	4,568	(582)	—	3,986	—	8,300
Advertising and public relations	4,850	1,096	(621)	—	475	—	5,325
Intangible amortization	3,245	—	—	—	—	1,377(f)	4,622
Communications	3,846	878	(331)	—	547	—	4,393
Extinguishment of debt	—	—	—	—	—	—	—
Merger and conversion related expenses	1,400	—	—	—	—	(1,400)(g)	—
Other	9,161	11,844	(400)	(7,781)	3,663	—	12,824
Total noninterest expense	156,970	60,999	(14,578)	(18,347)	28,074	(191)	184,853
Income before income taxes	90,633	(8,632)	(1,039)	18,347	8,676	4,417	103,726
Income taxes	20,097	(2,081)	(174)	4,423	2,168	928(h)	23,193
Net income	$70,536	$(6,551)	$(865)	$13,924	$6,508	$3,489	$80,533
Basic earnings per share	$1.43						$1.37
Diluted earnings per share	$1.42						$1.37
Cash dividends per common share	$0.39						$0.39
Weighted-average common shares outstanding:
Basic	49,385,244					9,306,477(i)	58,691,721
Diluted	49,522,045					9,306,477(i)	58,828,522
Certain historical amounts for Brand have been reclassified to ensure consistency and comparability of pro forma amounts. The reclassifications had no impact on net income.

Renasant Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Income Statements
(In thousands, except per share and share data)

	Twelve months ended December 31, 2017 **
						Related Transaction Adjustments
	Renasant Corporation	Metropolitan Bancgroup, Inc.	Metropolitan Purchase Accounting Adjustments	Pro Forma Renasant Corporation	Brand Group Holdings, Inc.	Brand Mortgage	Brand Special Assets	Brand Group Holdings, Inc.	Brand Purchase Accounting Adjustments	Pro Forma Company
	(as reported)	(as reported)	(see Note 1)	(combined)	(as reported)	(see Note 1)	(see Note 1)	(adjusted)	(see Note 1)	(combined)
Interest income
Loans	$344,472	$19,313	$2,893(j)	$366,678	$87,624	$(2,081)	$ —	$85,543	$8,335(a)	$460,556
Taxable Securities	18,531	1,219	96(k)	19,846	4,672	—	—	4,672	(110)(b)	24,408
Tax-exempt Securities	9,433	8	—	9,441	64	—	—	64	—	9,505
Other	2,314	205	—	2,519	1,595	—	—	1,595	—	4,114

Total interest income	374,750	20,745	2,989	398,484	93,955	(2,081)	—	91,874	8,225	498,583
Interest expense
Deposits	24,620	2,408	(1,242)(l)	25,786	11,771	—	—	11,771	(932)(c)	36,625
Borrowings	13,233	1,397	(112)(m)	14,518	6,066	(1,269)	—	4,797	(1,020)(d)	18,295

Total interest expense	37,853	3,805	(1,354)	40,304	17,837	(1,269)	—	16,568	(1,952)	54,920

Net interest income	336,897	16,940	4,343	358,180	76,118	(812)	—	75,306	10,177	443,663

Provision for loan losses	7,550	305	—	7,855	2,000	—	—	2,000	—	9,855

Net interest income after provision for loan losses	329,347	16,635	4,343	350,325	74,118	(812)	—	73,306	10,177	433,808

Noninterest income
Service charges on deposit accounts	33,224	693	—	33,917	4,133	—	—	4,133	—	38,050
Fees and commissions	21,934	375	—	22,309	472	—	—	472	—	22,781
Insurance commissions	8,361	—	—	8,361	—	—	—	—	—	8,361
Wealth management revenue	11,884	—	—	11,884	120	—	—	120	—	12,004
Mortgage banking income	43,415	654	—	44,069	33,896	(33,896)	—	—	—	44,069
Net gain on sales of securities	148	131	—	279	8	—	—	8	—	287
BOLI income	4,353	290	—	4,643	1,319	—	—	1,319	—	5,962
Other	8,821	88	44(n)	8,953	2,480	(102)	—	2,378	—	11,331

Total noninterest income	132,140	2,231	44	134,415	42,428	(33,998)	—	8,430	—	142,845

	Twelve months ended December 31, 2017 **
						Related Transaction Adjustments
	Renasant Corporation	Metropolitan Bancgroup, Inc.	Metropolitan Purchase Accounting Adjustments	Pro Forma Renasant Corporation	Brand Group Holdings, Inc.	Brand Mortgage	Brand Special Assets	Brand Group Holdings, Inc.	Brand Purchase Accounting Adjustments	Pro Forma Company
	(as reported)	(as reported)	(see Note 1)	(combined)	(as reported)	(see Note 1)	(see Note 1)	(adjusted)	(see Note 1)	(combined)
Noninterest expense
Salaries and employee benefits	$184,540	$14,486	$—	$199,026	$53,846	$(25,960)	$—	$27,886	$—	$226,912
Data processing	16,474	294	—	16,768	2,405	—	—	2,405	—	19,173
Net occupancy and equipment	37,756	2,824	(68)(o)	40,512	8,301	(2,554)	—	5,747	(336)(e)	45,923
Other real estate owned	2,470	56	—	2,526	482	—	10,566	11,048	—	13,574
Professional fees	7,150	644	—	7,794	6,153	(1,500)	—	4,653	—	12,447
Advertising and public relations	8,248	283	—	8,531	1,988	(1,220)	—	768	—	9,299
Intangible amortization	6,530	—	677(p)	7,207	—	—	—	—	2,753(f)	9,960
Communications	7,578	271	—	7,849	1,770	(612)	—	1,158	—	9,007
Extinguishment of debt	205	—	—	205	—	—	—	—	—	205
Merger and conversion related expenses	10,378	3,403	(13,781)(q)	—	—	—	—	—	—	—
Other	20,289	3,070	—	23,359	9,521	(869)	7,781	16,433	—	39,792

Total noninterest expense	301,618	25,331	(13,172)	313,777	84,466	(32,715)	18,347	70,098	2,417	386,292

Income before income taxes	159,869	(6,465)	17,559	170,963	32,080	(2,095)	(18,347)	11,638	7,760	190,361
Income taxes	67,681	(2,251)	6,146(h)	71,576	20,184	(567)	(6,421)	13,196	2,716(h)	87,487

Net income	$92,188	$(4,214)	$11,413	$99,387	$11,896	$(1,528)	$(11,926)	$(1,558)	$5,044	$102,874

Basic earnings per share	$1.97									$1.75

Diluted earnings per share	$1.96									$1.75

Cash dividends per common share	$0.73									$0.73

Weighted-average common shares outstanding:
Basic	46,874,502		2,441,592(i)						9,306,477(i)	58,622,571
Diluted	47,001,516		2,441,592(i)						9,306,477 (i)	58,749,585
Certain historical amounts for Brand and Metropolitan have been reclassified to ensure consistency and comparability of pro forma amounts. The reclassifications had no impact on net income.

**	Metropolitan Bancgroup, Inc. information is as of June 30, 2017.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1—Pro Forma Adjustments
(In thousands, except share data)
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information for the acquisition of Brand. All adjustments are based on current valuations and assumptions which are subject to change.
Renasant identified two aspects of Brand’s operations that would not be considered as on-going operations of the combined institution: the operations of Brand Mortgage and the existence of certain legacy non-performing assets (the “Special Assets”). As a result, Brand’s June 30, 2018 balance sheet has been adjusted to exclude each of the Special Assets and the assets and liabilities related to Brand Mortgage. Brand’s income statements for the six months ending June 30, 2018 and twelve months ending December 31, 2017 have also been adjusted to remove the activity related to the Brand Mortgage operations for the respective periods and to reclass the write-down of the Special Assets as if the acquisition had been completed on January 1, 2017.
Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments:
(a) Cash was adjusted to reflect the cash payment made to Brand shareholders, including cash paid for fractional shares, the settlement of all outstanding options according to the terms set forth in the merger agreement and merger expenses paid by Renasant on behalf of Brand.
(b) Based on Renasant’s initial evaluation of the acquired investment portfolio, a discount was applied to the Brand investment portfolio. The discount will be recognized over the remaining life of the portfolio, which is approximately eleven years. See below for a discussion of the impact to the Unaudited Pro Forma Condensed Combined Income Statements.
(c) Based on Renasant’s initial evaluation of the acquired loan portfolio, a mark was applied to Brand’s loan portfolio resulting in a fair value adjustment of $31,875. The adjustment is related to both credit deterioration identified in the portfolio and the accretable yield, recognized as an adjustment to reflect the difference between actual interest rates and current rates offered by Renasant on similar loans. A portion of this adjustment will be recognized over the remaining life of the loan portfolio. See below for a discussion of the impact to the Unaudited Pro Forma Condensed Combined Income Statements.
(d) The allowance for loan losses was adjusted to reflect the reversal of Brand’s recorded allowance. Purchased loans acquired in a business combination are required to be recorded at fair value, and the recorded allowance for loan losses may not be carried over. While Renasant anticipates significantly reducing the provision for loan losses as a result of acquired loans being recorded at fair value, no adjustment to the historic amounts of Brand’s provision has been recorded in the Unaudited Pro Forma Condensed Combined Income Statements.
(e) Based on Renasant’s initial evaluation of the acquired fixed assets, a mark of $1,621 was recorded to account for obsolete assets and adjust the remaining assets to fair value. The adjustment has an immaterial impact on the Unaudited Pro Forma Condensed Combined Income Statements.
(f) Goodwill of $311,164 was generated as a result of the total purchase price and fair value of liabilities assumed exceeding the fair value of assets purchased. See Note 2, “Pro Forma Allocation of Purchase Price,” for the allocation of the purchase price to acquired net assets. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.
(g) A core deposit intangible of $27,354 was recognized. The core deposit intangible is recognized over an estimated useful life of ten years using a straight-line amortization method. See below for a discussion of the impact to the Unaudited Pro Forma Condensed Combined Income Statements.
(h) Net deferred taxes associated with the adjustments to record the assets and liabilities of Brand at fair value were recognized using the federal corporate statutory rate of 21%.
(i) An adjustment was made to write-down other miscellaneous assets held by Brand. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.

(j) A fair value adjustment was recorded to fixed-rate deposit liabilities based on current interest rates offered by Renasant for similar instruments. The adjustment will be recognized over the timeframe under which Renasant expects to align rates on deposits to its stated

rates, which is approximately eighteen months. See below for a discussion of the impact to the Unaudited Pro Forma Condensed Combined Income Statements.

(k) A fair value adjustment was recorded to the trust preferred securities held by Brand based on current market rates available to Renasant. The adjustment will be recognized over the remaining term of the trust preferred securities, which is approximately twenty years. See below for a discussion of the impact to the Unaudited Pro Forma Condensed Combined Income Statements.
(l) A fair value adjustment was recorded to the subordinated debt held by Brand based on current market rates available to Renasant. The adjustment will be recognized over approximately three years. See below for a discussion of the impact to the Unaudited Pro Forma Condensed Combined Income Statements.
(m) A fair value adjustment was recorded to reflect the estimated prepayment penalty on the outstanding FHLB advances of Brand. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements.
(n) Other liabilities were adjusted to reflect the accrual of approximately $16,750 of anticipated merger related expenses to be incurred by Brand and record the appropriate fair value of other miscellaneous liabilities as a result of the merger. Anticipated merger related expenses to be incurred by Renasant, which are estimated to be approximately $16,750, are not included in the pro forma financial information but will be expensed in the period after the merger is completed. Anticipated merger related expenses consist of investment banking fees, legal fees, accounting fees, registration fees, contract termination fees, costs incurred to terminate employee benefit plans, printing costs and additional related fees and expenses.
(o) Common stock was adjusted to reverse Brand’s common stock outstanding and to recognize the $5.00 par value of shares of Renasant common stock issued to effect the transaction. The adjustment has no impact on the Unaudited Pro Forma Condensed Combined Income Statements but only affects the number of shares outstanding used in the calculation of earnings per common share.
(p) Other shareholders’ equity accounts were adjusted to reverse Brand’s historical shareholders’ equity balances and to reflect the net impact of all purchase accounting adjustments. The adjustments had no impact on the Unaudited Pro Forma Condensed Combined Income Statements.
Unaudited Pro Forma Condensed Combined Income Statements Adjustments:
(a) This adjustment to interest income on loans reflects the impact of the accretable yield recognized from the fair value adjustment on the Brand loan portfolio for the respective time period.
(b) This adjustment to interest income on securities reflects the impact of the fair value adjustment on the Brand securities portfolio for the respective time period.
(c) This adjustment to interest expense on deposits reflects the impact of the fair value adjustment on Brand’s deposits for the respective time period.
(d) This adjustment to interest expenses on borrowings reflects the impact of the fair value adjustment on the trust preferred securities and subordinated debt held by Brand for the respective time period. The impact from the amortization of the discount on the trust preferred securities is $15 for the six months ended June 30, 2018 and $30 for the twelve months ended December 31, 2017. The impact from the accretion of the premium on the subordinated debt is $525 for the six months ended June 30, 2018 and $1,050 for the twelve months ended December 31, 2017.
(e) This adjustment to noninterest expense reflects the impact of the fair value adjustment on the Brand leases for the respective time period.
(f) This adjustment to noninterest expense reflects the amortization of the core deposit intangible recognized as part of the Brand transaction for the respective time period.
(g) This adjustment is to remove the transaction costs already incurred by Renasant, related to the acquisition of Brand, from the pro forma financial information.
(h) This adjustment to income taxes reflects the tax effect of the fair value adjustments using the statutory federal corporate tax rate for the respective time period. For the six months ended June 30, 2018, a 21% rate was applied and for the twelve months ended December 31, 2017 a 35% rate was applied.

(i) Weighted-average basic and diluted shares outstanding were adjusted to record shares of Renasant common stock issued to effect the transactions.
(j) This adjustment to interest income on loans reflects the impact of the accretable yield recognized from the fair value adjustment on the Metropolitan loan portfolio for the respective time period.

(k) This adjustment to interest income on securities reflects the impact of the fair value adjustment on the Metropolitan securities portfolio for the respective time period.
(l) This adjustment to interest expense on deposits reflects the impact of the fair value adjustment on Metropolitan’s deposits for the respective time period.
(m) This adjustment to interest expense on borrowings reflects the impact of the fair value adjustment to the subordinated debt held by Metropolitan for the respective time period.
(n) This adjustment to noninterest income reflects the impact of a fair value adjustment on a miscellaneous investment held by Metropolitan for the respective time period.
(o) This adjustment to noninterest expense reflects the impact of the fair value adjustment on the Metropolitan leases for the respective time period.
(p) This adjustment to noninterest expense reflects the amortization of the core deposit intangible recognized as part of the Metropolitan transaction for the respective time period.
(q) This adjustment is to remove the transaction costs incurred by Renasant and Metropolitan, related to the acquisition of Metropolitan, from the pro forma financial information.

Note 2—Pro Forma Allocation of Purchase Price
(In thousands, except share data)
The following table shows the pro forma allocation of purchase price to net assets acquired and the pro forma goodwill generated from the transaction:

Purchase Price:
Brand common shares outstanding at August 31, 2018 (including restricted stock)	293,397.5
Exchange ratio	31.72
Renasant shares to be issued for Brand shares	9,306,569
Less: Fractional shares	(92)
Total Renasant shares to be issued	9,306,477
Price per share, based on Renasant prices as of August 31, 2018	$46.69
Value of Renasant stock to be issued		434,519
Cash consideration paid per share	$74.57
Value of cash consideration paid to shareholders		21,879
Cash consideration for Brand stock options outstanding		17,157
Cash paid for fractional shares		4
Deal charges		894
Total purchase price		474,453

Net Assets Acquired as of June 30, 2018:
Assets:
Cash and due from banks	135,599
Securities	212,266
Loans, net of unearned income (including loans held for sale)	1,694,780
Premises and equipment	19,031
Other intangible assets	27,354
Bank-owned life insurance	39,809
Other assets	79,498
Total Assets	2,208,337

Liabilities:
Deposits:
Non-interest bearing	396,813
Interest bearing	1,403,171
Total deposits	1,799,984
Trust preferred securities	23,197
Subordinated debt	33,570
Other borrowings	150,014
Other liabilities	38,283
Total Liabilities	2,045,048
Net Assets		163,289
Goodwill		311,164